Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/09/2019 11:14 AM
Original ID: 2019-000846408
Amendment ID: 2019-002531544

Profit Corporation
Articles of Amendment

1. Corporation name:

Fovea Jewelry Holdings, Ltd.

2. Article number(s) 10 is amended as follows:

Article 10. Aggregate Number of shares or other ownership units which it has the authority to issue: Two Billion (2,000,000,000) shares of common stock, $0.001 per value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, of which 1,000,000 shares are Series A Preferred Stock.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 03/19/2019
(Date – mm/dd/yyyy)

RECEIVED
APR 2 2019
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 03/20/2019
(mm/dd/yyyy)

Print Name: JIANMIN ZHANG

Title: PRESIDENT

Contact Person: JIANMIN ZHANG

Daytime Phone Number: 702-505-4599

Email: info@fovea-jewellery.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☑ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☑ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.